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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 28, 1999

                                 H&R BLOCK, INC.
                                 ---------------
               (Exact name of registrant as specified in charter)



      MISSOURI                      1-6089                     44-0607856
      --------                      ------                     ----------
(State of Incorporation)    (Commission File Number)        (I.R.S. Employer
                                                         Identification Number)



       4400 MAIN STREET, KANSAS CITY, MO                       64111
       ---------------------------------                      ----------
   (Address of Principal Executive Offices)                   (Zip Code)

                                 (816) 753-6900
                                 --------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

                  On June 28 1999, H&R Block, Inc. ("Block"), HRB Business Services, Inc., MGP Business Services, Inc. ("MGP"), McGladrey & Pullen, LLP ("M&P"), MP Active Partners Trust, Clifford Newman, Trustee and MP Retired Partners Trust, Clifford Newman, Trustee entered into an Asset Purchase Agreement (the "Purchase Agreement") providing for Block's purchase, through MGP, of substantially all of the non-attest assets of M&P for a purchase price of $240 million in cash payments paid over four years, the payment of certain pension liabilities with an approximate present value of $50 million and additional payments based on future performance.

                  The Purchase Agreement provides for (a) MGP to enter into, at closing, several related agreements including (i) an administrative services agreement with M&P whereby MGP provides to M&P certain administrative support services for a fee and (ii) employment agreements with existing M&P partners and principals whereby MGP will employ such persons to provide non-attest services while permitting such persons to provide attest services to M&P, (b) Block's issuance of options at closing or within two years after closing to employees of MGP to purchase an aggregate 1.2 million shares of Block Common Stock, without par value, pursuant to Block's 1993 Long-Term Executive Compensation Plan and
(c) Block's guaranty of the payment of the purchase price and pension liabilities. M&P will continue to exist as a separate, independent licensed partnership to perform attest services, which are generally audits, reviews and other engagements in which M&P issues written opinions evaluating client financial statements. Block expects to rename MGP "RSM McGladrey, Inc." or some derivative thereof prior to closing.

                  The closing of the transaction is subject to the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the execution and delivery by M&P's partners of a separate agreement providing certain representations, warranties, covenants and releases, compliance with applicable accountancy regulations and related regulatory approvals and other customary closing conditions.


                  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto and filed herewith as
Exhibit 10.1, and which is incorporated herein by reference.


                  The information contained in this Current Report on Form 8-K and the exhibits hereto may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon current information, expectations, estimates and projections regarding Block, M&P, and the industries and markets in which Block and M&P operate, and management's assumptions and beliefs relating thereto. Words such as "will," "expects," "intends" and variations thereof and similar expressions are intended to identify such forward-looking statements. These statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of

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factors including, but not limited to, the uncertainty of the satisfaction of all closing conditions set forth in the Purchase Agreement and the completion of the M&P transaction; the uncertainty of the renaming of MGP as "RSM McGladrey, Inc."; the uncertainty of laws, legislation, regulations, supervision and licensing by federal, state and local authorities and their impact on the proposed acquisition and the lines of business in which the Block's subsidiaries are involved; unforeseen compliance costs; changes in economic, political or regulatory environments; changes in competition and the effects of such changes; Block's inability to successfully expand its national accounting practice and implement its strategies with respect to such practice and the broadening of its customer base; changes in management and management strategies; and risks described from time to time in reports and registration statements filed by Block and its subsidiaries with the Securities and Exchange Commission. Readers should take these factors and risks into account in evaluating any such forward-looking statements. Block undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.








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                  ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.

         (C)      EXHIBITS

Exhibit No.       Description of Exhibit
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       10.1       Asset Purchase Agreement dated June 28, 1999 by and among H&R
                  Block, Inc., MGP Business Services, Inc., HRB Business
                  Services, Inc., McGladrey & Pullen, LLP, MP Active Partner
                  Trust, Clifford Newman, Trustee, and MP Retired Partner Trust,
                  Clifford Newman, Trustee.

       99.1       Press release dated June 29, 1999.





                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             H&R BLOCK, INC.



Date:  July 8, 1999                          By:  /s/ James H. Ingraham
                                                 -------------------------------
                                                  James H. Ingraham
                                                  Vice President-General Counsel
                                                  and Secretary


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EXHIBIT INDEX
Exhibit No.                Description of Exhibit
-----------                ----------------------

       10.1 Asset Purchase Agreement dated June 28, 1999 by and among H&R Block, Inc., MGP Business Services, Inc., HRB Business Services, Inc., McGladrey & Pullen, LLP, MP Active Partner Trust, Clifford Newman, Trustee, and MP Retired Partner Trust, Clifford Newman, Trustee.

       99.1                Press release dated June 29, 1999.











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